Exhibit 10.1

AMENDMENT NO. 1 TO TRANCHE 1 CONTRIBUTION AGREEMENT

This Amendment No. 1 to the Tranche 1 Contribution Agreement (the “Amendment No. 1”), dated and effective as of December 6, 2013, is by and among Tesoro Logistics LP, a Delaware limited partnership (the “Partnership”), Tesoro Logistics GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), Tesoro Logistics Operations LLC, a Delaware limited liability company (the “Operating Company”), Tesoro Corporation, a Delaware corporation (“Tesoro”), and Tesoro Refining & Marketing Company LLC, a Delaware limited liability company (“TRMC”). The above-named entities are sometimes referred to in this Amendment No. 1 individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, TRMC purchased certain assets and properties pursuant to the Purchase and Sale Agreement dated August 8, 2012, as amended (the “BP Purchase and Sale Agreement”) by and among the Sellers (as defined in the BP Purchase and Sale Agreement) and TRMC;

WHEREAS, TRMC contributed a portion of the assets acquired pursuant to the BP Purchase and Sale Agreement to the General Partner, the General Partner contributed those assets to the Partnership and the Partnership contributed those assets to the Operating Company pursuant to the Contribution, Conveyance and Assumption Agreement dated May 17, 2013, by and among the Parties (the “Tranche 1 Contribution Agreement”);

WHEREAS, TRMC contributed a further portion of the assets acquired pursuant to the BP Purchase and Sale Agreement to the General Partner, the General Partner contributed those assets to the Partnership and the Partnership contributed those assets to the Operating Company pursuant to the Contribution, Conveyance and Assumption Agreement dated November 18, 2013 by and among the Parties and Carson Cogeneration Company, a Delaware corporation (the “Tranche 2 Contribution Agreement”);

WHEREAS, the Parties desire to have the indemnity obligations related to the assets subject to the Tranche 1 Contribution Agreement and the Tranche 2 Contribution Agreement, and the related provisions of the BP Purchase and Sale Agreement, to be in one agreement and therefore have executed the Carson Assets Indemnity Agreement dated as of the date hereof (the “Carson Assets Indemnity Agreement”); and

WHEREAS, in connection with the execution of the Carson Assets Indemnity Agreement, the Parties desire to enter into this Amendment No. 1 to amend the indemnity provisions of the Tranche 1 Contribution Agreement.

NOW, THEREFORE, in consideration of the premises, and the covenants, conditions and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Article I (Definitions) of the Tranche 1 Contribution Agreement is amended as follows:

(a) The following defined terms are deleted in their entirety: “Affiliate”, “Buyer Indemnified Parties”, “Cap”, “Dispute Resolution Firm”, “Disputed Claim”, “Governmental Authority”, “Indemnified Parties”, “Indemnity Claims”, “Indemnity Coverage Minimum”, “Loss”, “Partnership Indemnified Party”, “Representation Indemnity Amount”, “Seller Indemnified Party”, “Third Party Environmental Claim”, “Third Party Environmental Indemnity Claims”, “Total Equity Balance”, “TRMC Remedial Work”, “Warranty Claims”.

(b) The following defined term is added in its appropriate alphabetical order: “Carson Assets Indemnity Agreement” means the Carson Assets Indemnity Agreement dated as of December 6, 2013, by and among the Parties.

2. Article IV (Covenants and Indemnification) of the Tranche 1 Contribution Agreement is amended as follows:

(a) Sections 4.2(b) through 4.7 are deleted in their entirety and replaced with a new Section 4.3, which shall read as follows: “Except for claims for indemnification for a breach of this Agreement, the Parties acknowledge and agree that any and all claims for indemnification with respect to the applicable Assets shall be governed by the terms of the Carson Assets Indemnity Agreement.”

(b) Section 4.8 (Right of Entry Agreements) shall be renumbered as Section 4.4.

3. Section 5.4 (No Third Party Rights) of the Tranche 1 Contribution Agreement is amended in its entirety to read as follows: “The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies, and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.”

4. Schedule 4.3 (Environmental Liabilities) to the Tranche 1 Contribution Agreement is deleted in its entirety.

5. Other than as set forth above, the Tranche 1 Contribution Agreement shall remain in full force and effect as written.

6. This Amendment No. 1 shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

7. The provisions of this Amendment No. 1 are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies, and no person is or is intended to be a third party beneficiary of any of the provisions of this Amendment No. 1.

8. This Amendment No. 1 shall be construed in accordance with and governed by the laws of the State of Texas, without regard to the principles of conflicts of law. Each of the Parties (a) irrevocably agrees that any claims, suits, actions or proceedings arising out of or relating in any way to this Amendment No. 1 shall be exclusively brought in any federal court of competent jurisdiction situated in the United States District Court for the Western District of Texas, San Antonio Division, or if such federal court declines to exercise or does not have jurisdiction, in the district court of Bexar County, Texas, in each case regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims, (b) irrevocably submits to the exclusive jurisdiction of the United States District Court for the Western District of Texas, San Antonio Division, or if such federal court declines to exercise or does not have jurisdiction, of the district court of Bexar County, Texas in connection with any such claim, suit, action or proceeding, (c) agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (i) it is not personally subject to the jurisdiction of the United States District Court for the Western District of Texas, San Antonio Division, or the district court of Bexar County, Texas, or of any other court to which proceedings in such courts may be appealed, (ii) such claim, suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of such claim, suit, action or proceeding is improper, (d) expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding and (e) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder or by personal service within or without the State of Texas, and agrees that service in such forms shall constitute good and sufficient service of process and notice thereof; provided, however, that nothing in clause (e) hereof shall affect or limit any right to serve process in any other manner permitted by law.

9. If any of the provisions of this Amendment No. 1 are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Amendment No. 1. Instead, this Amendment No. 1 shall be construed as if it did not contain the particular provision or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Amendment No. 1 at the time of execution of this Amendment No. 1.

10. This Amendment No. 1 constitutes the entire agreement among the Parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the Parties in connection therewith.

11. This Amendment No. 1 may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument. Delivery of an executed signature page of this Amendment No. 1 by facsimile transmission or in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment No. 1 effective as of the date first written above.

TESORO CORPORATION

By:	/s/ Gregory J. Goff
Gregory J. Goff
President and Chief Executive Officer

TESORO REFINING & MARKETING COMPANY LLC

By:	/s/ Gregory J. Goff
Gregory J. Goff
Chairman of the Board of Managers and President

TESORO LOGISTICS LP

By:	Tesoro Logistics GP, LLC, its
general partner

By:	/s/ Phillip M. Anderson
Phillip M. Anderson
President

TESORO LOGISTICS GP, LLC

By:	/s/ Phillip M. Anderson
Phillip M. Anderson
President

Signature Page to Amendment No. 1 to

Tranche 1 Contribution Agreement